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          SOUTHERN UNION COMPANY AND SUBSIDIARIES

             COMPUTATION OF PER SHARE EARNINGS           Exhibit 11



                        Three Months Ended      Twelve Months Ended
                           September 30,           September 30,
                        __________________      ___________________
                          1994      1993          1994       1993
                        ________  ________      ________   ________
                               (in thousands of dollars,
                               except per share amounts)

Net earnings avail-
  able for common
  stock. . . . . . . .  $(6,168)  $(1,254)      $ 3,464    $ 1,907
                        =======   =======       =======    =======

Primary earnings per
  share:
    Average shares
      outstanding. . .   11,449     8,271        10,667      8,256
    Stock options
      issued or
      granted. . . . .       58       194           148        134
                        _______   _______       _______    _______
    Average shares
      outstanding. . .   11,507     8,465        10,815      8,390
                        =======   =======       =======    =======

    Primary earnings
      per share. . . .  $  (.54)  $  (.15)      $   .32    $   .23
                        =======   =======       =======    =======

Fully diluted
  earnings per share:
    Average shares
      outstanding. . .   11,449     8,271        10,667      8,256
    Stock options
      issued or
      granted. . . . .       62       194           148        175
                        _______   _______       _______    _______
    Average shares
      outstanding. . .   11,511     8,465        10,815      8,431
                        =======   =======       =======    =======

    Fully diluted
      earnings per
      share. . . . . .  $  (.54)   $ (.15)      $   .32    $   .23
                        =======    ======       =======    =======


________________________________

Note: All periods have been adjusted for the 5% stock dividend distributed on June 30, 1994 and the three-for-two stock split distributed in the form of a 50% stock dividend on March 9, 1994.

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